CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 10, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of Templeton International (Ex EM) Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "AIndependent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
July 27, 2005










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 10, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of Franklin Templeton Non-U.S. Dynamic Core
Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "AIndependent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
July 27, 2005